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[LOGO] Metlife(R)
                                                                                          ADMINISTRATIVE OFFICE
METROPOLITAN LIFE INSURANCE COMPANY                                                              METLIFE
200 Park Avenue, New York, NY 10166-0188                                           1 City Place, 185 Asylum Street, 3CP
                                                                                Annuity Services, Hartford, CT 06103-3415
VARIABLE ANNUITY APPLICATION
METLIFE FINANCIAL FREEDOM SELECT(R)                                                        FOR COMPANY USE ONLY
SEP, SIMPLE IRA
VERSION 2                                                                       No.______________________________________

                                                                                Contract No. ____________________________

1.   EMPLOYER INFORMATION (TO BE COMPLETED BY REPRESENTATIVE)

CHECK ONE: [_] Existing Group: Employer Group # _____________________________

           [_] New Group: If new group, complete the following:

(a) Employer ____________________________________________________________________________________________________________

(b) Plan Name (If different) ____________________________________________________________________________________________

(c) Address _____________________________________________________________________________________________________________

2.   METLIFE FINANCIAL FREEDOM SELECT CLASS SELECTION

SELECT ONE CLASS -- IF NO CLASS IS SELECTED, THE E CLASS WILL AUTOMATICALLY BE CHOSEN.

[_] e Class [_] e Bonus Class

3.   CERTIFICATE APPLIED FOR:

[_] SEP     [_] SIMPLE IRA

4.   PARTICIPANT (MUST ALSO BE THE ANNUITANT AND THE OWNER)

Name (First, Middle Initial, Last)                                              Marital Status       Date of Birth
_____________________________________________________________________________   __________________   ____________________

Street Address                                                                  Social Security #
_____________________________________________________________________________   _________________________________________

City, State, ZIP Code                                                           Employee Identification # (If other than
                                                                                Social Security #)
_____________________________________________________________________________   _________________________________________

Home Telephone #                     Work Telephone #                           Occupation
__________________________________   ________________________________________   _________________________________________

Gender: [_] Male [_] Female          Specify Citizenship:   [_] U.S.A.  [_] Other _______________________________________

                                                                                E-mail Address
Plan Participation Date: ___/___/___ Are you retired?   [_] Yes  [_] No         _________________________________________
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5.   PRIMARY AND CONTINGENT BENEFICIARY(IES)

    Beneficiary Type        Name (First, Middle Initial, Last)  Relationship to Participant  Social Security #
--------------------------  ----------------------------------  ---------------------------  -----------------

[_] Primary [_] Contingent  __________________________________  ___________________________  _________________

[_] Primary [_] Contingent  __________________________________  ___________________________  _________________

[_] Primary [_] Contingent  __________________________________  ___________________________  _________________

[_] Primary [_] Contingent  __________________________________  ___________________________  _________________

6.   CONTRIBUTION

                                                 Amount          Times per Year

Employee Salary Reduction/1/:             ____________________ X _______________

Employer Contribution:                    ____________________ X _______________

Payroll Effective Date:                   ____________________
                                              (mm/dd/yyyy)

Lump Sum Direct Transfer Amount/Rollover: ____________________

Source of Funds for Transfer:

 Annuity Contract    Pension Assets    Cert. of Deposit     Mutual Fund    Money Market        Bonds

__________________  ________________  __________________  _______________  ______________  _____________

      Stocks              Loan            Life Policy        Endowment      Real Estate        Other

__________________  ________________  __________________  _______________  ______________  _____________
                                                          (Maturity Date)                  (Description)

/1/  I CERTIFY THAT I HAVE ENTERED INTO A VALID SEPARATE SALARY REDUCTION AGREEMENT WITH MY EMPLOYER MEETING THE
     REQUIREMENTS OF THE INTERNAL REVENUE CODE FOR CONTRIBUTIONS TO BE MADE AS EMPLOYEE ELECTIVE DEFERRALS.

7.   REPLACEMENT (MUST BE COMPLETED)

(a)  Do you have any existing individual life insurance or annuity contracts?   [_] Yes  [_] No
     If "Yes", applicable disclosure and replacement forms must be attached.

(b)  Will the annuity applied for replace or change one or more existing annuity or life insurance contracts?
     [_] Yes  [_] No
     If "Yes", applicable disclosure and replacement forms must be attached.

     (NOTE: REPLACEMENT INCLUDES ANY SURRENDER, LOAN, WITHDRAWAL, LAPSE, REDUCTION IN OR REDIRECTION OF PAYMENTS ON AN
     ANNUITY OR LIFE INSURANCE CONTRACT IN CONNECTION WITH THIS APPLICATION.)

                                                                            Check [X] if     Check [X] if
                                         Transaction Description             Trustee to     Group Life or
Company Name  Policy/Contract #  (e.g., "Full withdrawal of cash value")  Trustee Transfer      Annuity
------------  -----------------  ---------------------------------------  ----------------  ----------------

____________  _________________  _______________________________________  ________________  ________________

____________  _________________  _______________________________________  ________________  ________________

____________  _________________  _______________________________________  ________________  ________________
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8.   OPTIONAL RIDERS (AVAILABLE AT TIME OF APPLICATION AND MAY NOT BE CHANGED ONCE ELECTED. THERE ARE ADDITIONAL CHARGES
     FOR THE RIDERS)

     LIVING BENEFIT RIDERS* (Check only one or none)

     [_] The Predictor(SM) (Guaranteed Minimum Income Benefit)** [_] MetLife Lifetime Withdrawal Guarantee(TM)

 *   Not available in all states. State availability must be verified for each of the Living Benefit riders.

     DEATH BENEFIT RIDER

     [_] Annual Step-up

**   The GMIB may have limited usefulness in connection with tax-qualified contracts, such as IRA's because if the GMIB is not exercised on or before the date required minimum distributions must begin under a tax-qualified plan or IRA, the contract owner or beneficiary might be unable to exercise the GMIB benefit under this Rider due to the restrictions imposed by the minimum distribution requirements. If you plan to exercise the GMIB after your required minimum distribution beginning date under a tax qualified contract or IRA, you should consider whether the GMIB is appropriate for your circumstances. You should consult your tax advisor.

9.   AUTHORIZATION & SIGNATURE(S)

(a)  NOTICE TO APPLICANT

ARKANSAS, LOUISIANA, AND NEW MEXICO RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

COLORADO RESIDENTS ONLY: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of life insurance and civil damages. It is also unlawful for any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with respect to a settlement or award from insurance proceeds. Such acts shall be reported to the Colorado Divisions of Insurance with the Department of Regulatory
Agencies to the extent required by applicable law.

DISTRICT OF COLUMBIA RESIDENTS ONLY: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

KENTUCKY RESIDENTS ONLY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE AND WASHINGTON RESIDENTS ONLY: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

NEW JERSEY RESIDENTS ONLY: Any person who knowingly files a statement of claim containing false or misleading information is subject to criminal and civil penalties.

OHIO RESIDENTS ONLY: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

PENNSYLVANIA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

FLORIDA RESIDENTS ONLY: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER FILES A
STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF
THE THIRD DEGREE.

OTHER IMPORTANT STATE NOTICES

MASSACHUSETTS RESIDENTS ONLY: The variable annuity for which you are making this application gives us the right to restrict or discontinue allocations of purchase payments to the Fixed Interest Account and reallocation from the
Investment Divisions to the Fixed Interest Account. This discontinuance right may be exercised for reasons which include but are not limited to our ability to support the minimum guaranteed interest rate of the Fixed Interest Account when the yields on our Investments would not be sufficient to do so. This discontinuance will not be exercised in an unfairly discriminatory manner. The prospectus also contains additional information about our right to restrict access to the
Fixed Interest Account in the future. BY SIGNING THIS APPLICATION, I ACKNOWLEDGE THAT I HAVE RECEIVED, READ AND
UNDERSTOOD THE STATEMENTS IN THIS APPLICATION AND IN THE PROSPECTUS THAT THE FIXED INTEREST ACCOUNT MAY NOT BE AVAILABLE
AT SOME POINT DURING THE LIFE OF THE CONTRACT INCLUDING POSSIBLY WHEN THIS CONTRACT IS ISSUED.

PENNSYLVANIA RESIDENTS ONLY: ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A
SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.
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9.   AUTHORIZATION & SIGNATURE(S) CONTINUED FROM PAGE 3

(b)  SIGNATURES

I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief. I have received MetLife's CUSTOMER PRIVACY NOTICE, the current prospectus for the MetLife Financial Freedom Select, and all required fund prospectuses. I UNDERSTAND THAT ALL VALUES PROVIDED BY THE CONTRACT/CERTIFICATE BEING APPLIED FOR, WHICH
ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO THE AMOUNT. I
understand that there is no additional tax benefit obtained by funding an IRA with a variable annuity. I understand that
The Internal Revenue Service may take the position that the use of certain death benefit riders may adversely affect the qualification of the IRA contract/certificate. Please consult the tax section of the prospectus for further details.

Under penalties of perjury, I certify that (a) the Social Security Number shown on this form is my correct number, and
(b) I am not subject to backup withholding because (i) I am exempt from backup withholding or (ii) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest and dividends or (iii) the IRS has notified me that I am no longer subject to backup withholding and (c) I am a U.S. person (including a U.S. resident alien). (Note that you must cross out item (b) above if the IRS has notified you that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.)

City & State where application signed ___________________________________________________________________________________

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE
CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

_____________________________________________________________________________________________   _________________________
Signature of Participant                                                                        Date

10.  REPRESENTATIVE INFORMATION

STATEMENT OF REPRESENTATIVE All answers are correct to the best of my knowledge. I have provided the Proposed Participant with MetLife's CUSTOMER PRIVACY NOTICE, prior to or at the time he/she completed the application form. I have also delivered a current MetLife Financial Freedom Select prospectus, and all required fund prospectuses; and reviewed the financial situation of the Proposed Owner as disclosed, and believe that a multifunded annuity contract would be suitable. I am properly FINRA registered and licensed in the state where the Proposed Participant signed this application.

DOES THE APPLICANT HAVE EXISTING LIFE INSURANCE POLICIES OR ANNUITY CONTRACTS?   [_] Yes  [_] No
IF "YES", APPLICABLE DISCLOSURE AND REPLACEMENT FORMS MUST BE ATTACHED.

IS THIS ANNUITY BEING PURCHASED TO REPLACE ANY EXISTING LIFE INSURANCE OR ANNUITY POLICY(IES)?   [_] Yes  [_] No
If "Yes", applicable disclosure and replacement forms must be attached.

(NOTE: REPLACEMENT INCLUDES ANY SURRENDER, LOAN, WITHDRAWAL, LAPSE, REDUCTION IN OR REDIRECTION OF PAYMENTS ON AN ANNUITY
OR LIFE INSURANCE CONTRACT IN CONNECTION WITH THIS APPLICATION.)

_____________________________________________________________________________________________   _________________________
Signature of Representative                                                                     Date

Printed Representative Name (First, Middle Initial, Last)                            State License I.D.#

STATEMENT OF MANAGER/REGISTERED PRINCIPAL: I have reviewed this application as well as all submitted supplemental material. I believe this sale to be appropriate and suitable for the client based upon this review and the facts and circumstances known to me.

Approved ____________________________________________________________________________________   _________________________
         Signature of Managing Director (or authorized Registered Principal)                    Date
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